Exhibit 99.1

TCF FINANCIAL CORPORATION

200 Lake Street East, Wayzata, MN 55391-1693

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
Patricia L. Quaal
(952) 745-2758
www.tcfexpress.com

TCF Announces 5% Stock Repurchase Program

                WAYZATA, MN, October 24, 2001 – TCF Financial Corporation (TCF) (NYSE: TCB) announced today that its board of directors has authorized a new program for the company to acquire up to 5 percent of TCF common stock, or approximately 3.8 million shares.  The shares will be acquired from time to time, depending upon market conditions, through open market or privately negotiated transactions.

                Since January 1998, TCF has repurchased 18.5 million shares of its common stock at a total cost of $536.4 million for an average price per share of  $29.00.  TCF has 2.9 million shares remaining in its current stock repurchase program previously authorized by its board of directors.  TCF has approximately 76.9 million common shares outstanding.

                TCF is a Minnesota-based national financial holding company with $11.7 billion in assets.  TCF has 369 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing, mortgage banking, and investments and insurance sales.

###